UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 15, 2008

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) accepted the offer to resign of retired Marine Corps Gen. James L. Jones, who earlier this month was named by U.S. President-elect Barack Obama to serve as his national security adviser. In accordance with the Company’s Corporate Governance Principles, Gen. Jones offered to resign from the Board after this change in occupation. A copy of the Company’s press release announcing Mr. Jones’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2008, the Board approved an amendment to the By-Laws of the Company (the “By-Laws”) that amended Article II, Section 1 to decrease the number of directors from ten to nine in connection with the Board’s acceptance of James L. Jones’s offer to resign from the Board, as set forth in Item 5.02 above.

The foregoing summary of the amendment to the By-Laws is qualified in its entirety by reference to the amended and restated By-Laws filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on December 15, 2008.

99.1	Press Release dated December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr Vice President, Corporate Secretary and Assistant General Counsel

Dated: December 16, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on December 15, 2008.

99.1	Press Release dated December 15, 2008.